Exhibit 10e

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT made as of the 22nd day of January, 2002 (the "Grant Date"), between Rollins, Inc., a Delaware corporation (hereinafter called the "Company"), and Gary W. Rollins, an employee of the Company or one or more of its subsidiaries (hereinafter called the "Employee").

     WHEREAS, the Company desires to afford the Employee an opportunity to purchase shares of its Common Stock, par value $1.00 per share (hereinafter called the "Common Stock"), pursuant to the terms and provisions of the Company's 1998 Employee Stock Incentive Plan (hereinafter called the "Plan"), as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and Employee's employment by the Company, the parties hereto agree as follows:

     1. THE PLAN. This Option Agreement is made pursuant to and in accordance with the terms and provisions of the Plan. Anything in this Option Agreement to the contrary notwithstanding, the terms and provisions of the Plan, all of which are hereby incorporated herein by reference, shall be controlling in the event of any inconsistency herewith.

     2. GRANT OF OPTION. The Company hereby irrevocably grants to the Employee the right and option (hereinafter called the "Option"), to purchase all or any part of an aggregate of 200,000 shares of Common Stock (subject to adjustment as provided in Paragraph 8 hereof), on the terms and conditions hereinafter set forth.

     3. PURCHASE PRICE. The purchase price of the shares of Common Stock covered by 174,000 shares of Non-qualified Stock Options shall be $19.15 per share, which amounts are at least 100% of fair market value of such shares at the date hereof, determined in accordance with the Plan, and the 26,000 regular Incentive Stock Options shall be $21.065 (or 110% of fair market value of such shares at the date hereof, as Employee owns more than 10% of the voting stock of the Company).

     4. VESTING. On the date of grant, January 22, 2002, the options became exercisable as follows:

Incentive Stock Options at $21.065
----------------------------------
         With respect to 5,200 shares, on or after January 22, 2002; With respect to 5,200 shares, on or after January 22, 2003; With respect to 5,200 shares, on or after January 22, 2004; With respect to 5,200 shares, on or after January 22, 2005; and With respect to 5,200 shares, on or after January 22, 2006.


Non-qualified Stock Options at $19.15
-------------------------------------
         With respect to 34,800 shares, on or after January 22, 2002; With respect to 34,800 shares, on or after January 22, 2003; With respect to 34,800 shares, on or after January 22, 2004; With respect to 34,800 shares, on or after January 22, 2005; and With respect to 34,800 shares, on or after January 22, 2006.

     5. TERM OF OPTION. To the extent vested pursuant to Section 4, each portion of the Option shall remain exercisable through the period ending five (5) years after the date of grant, subject to earlier termination as provided in Section 8 hereof.

     6. ADMINISTRATION. Unless administration of the Plan is assumed by the Board of Directors of the Company, the Plan shall be administered by a committee of the Board of Directors of the Company, hereinafter referred to as the "Committee". The Committee is authorized and empowered to administer and interpret the Plan and this Option Agreement. Any interpretations of this Option Agreement or of the Plan made by the Committee shall be final and binding upon the parties hereto.

     7. NON-TRANSFERABILITY. The Option shall not be assignable nor transferable except by will or by the laws of descent and distribution and shall not be subject to execution, attachment or other process. Except as set forth in the Plan, during the lifetime of the Employee, the Option shall be exercisable only by the Employee. After the death of the Employee, the Option may be exercised prior to its termination as set forth in Section 8(b) hereof. Employee hereby agrees to retain ownership of, and to refrain from transferring, all shares of Common Stock obtained upon exercise of the Option for a period of one year after the date on which such Common Stock is obtained pursuant to the exercise of the Option; provided, however, that such one year transfer restriction shall be rescinded and shall no longer have any applicability following Employee's death, Normal Retirement (as defined in the Plan) or permanent disability (as determined by the Committee in accordance with the Plan). The Company may, at its discretion, place a legend to such effect on the certificates representing the shares of Common Stock obtained upon exercise of the option and issue appropriate stop transfer instructions to the Company's transfer agent.

     8. TERMINATION. The Option may not be exercised by the Employee unless he/she, at the time of the exercise, shall have been in the continuous employ of the Company or a subsidiary thereof, in a position of equivalent or greater responsibility as on the Grant Date, except as follows:

     (a) If, prior to the expiration of the Option, Employee's employment terminates by reason of permanent disability (as determined by the Committee in accordance with the Plan), Employee or his/her guardian may exercise the Option through the earlier of (i) such date of expiration, or (ii) one year after the date of termination of employment, to the extent that the Option was exercisable at the date of termination of employment.

     (b) If Employee dies while in the employ of the Company or a subsidiary without having fully exercised the Option, the Option may be exercised prior to its expiration and within six (6) months of the date of death, to the extent the Option was exercisable at the date of death, by the legal representative of the estate or by the legatee of the Employee under the Employee's will.

     (c) If, prior to the expiration of the Option, Employee's employment terminates by reason of Normal or Early Retirement (as defined in the Plan), Employee may exercise the Option through the earlier of (i) such date of expiration, or (ii) one day less than three months after the Retirement date, to the extent the Option was exercisable at such Retirement date.

     The termination of employment of an Employee for any reason shall not accelerate or otherwise affect the number of shares with respect to which the Option may be exercised.

     9. CHANGE IN CAPITALIZATION. In general, if the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc. being hereinafter referred to as a "Non-Acquiring Transaction") while the Option is outstanding under the Plan, after the effective date of a Non-Acquiring Transaction Employee shall be entitled, upon exercise of the Option, to receive such stock or other securities as the holders of the same class of stock as those shares subject to the Option shall be entitled to receive in such Non-Acquiring Transaction based upon the agreed upon conversion ratio or per share distribution. However, in the discretion of the Board of Directors, any limitations on exercisability of the Option may be waived so that the Option, from and after a date prior to the effective date of such Non-Acquiring Transaction, shall be exercisable in full. Furthermore, in the discretion of the Board of Directors, the right to exercise may be given to Employee during a 30-day period preceding the effective date of such Non-Acquiring Transaction. If the Option is not exercised within such 30-day period it may be cancelled by the Board of Directors as of the effective date of any such Non-Acquiring Transaction. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. The Committee need not treat other optionees and/or options in the same manner as Employee and the Option are treated. In no case shall the Company be required to sell a fractional share of Common Stock, and the total adjustment as set forth above shall be limited accordingly.

     10. METHOD OF EXERCISING THE OPTION.  Subject to the vesting  provisions of
Section 4 hereof, the Employee may exercise the Option in full or in part by written notice to the Company, delivered in person to the Treasurer of the Company or mailed, by registered mail, return receipt requested, to the Company's principal office at Atlanta, Georgia, attention of the Treasurer of the Company; provided, however, that if exercised in part, the Option may not be exercised for fewer than 100 shares, unless the remaining balance of the Option is less than 100 shares, in which case the Option may be exercised for the remaining balance. The written notice shall state the Employee's intention to exercise the Option and the number of shares in respect to which it is being exercised and shall be signed by the Employee or a legatee or personal representative of the Employee, as applicable. Such notice shall be accompanied by payment of the full purchase price of the shares, and instructions shall be given as to the address to which the stock certificates shall be mailed. The purchase price for the shares as to which the Option shall be exercised from time to time shall be paid in full in cash and/or unrestricted shares of Common Stock already owned by the optionee for a period of at least six months, based, in each case, on the Fair Market Value (as defined in the Plan) of the shares on the date the Option is exercised, unless it shall be determined by the Committee, at any time hereafter, in its sole discretion, that unrestricted shares of Common Stock are not a permissible form of payment with respect to the Option. No shares may be purchased if the Employee is not at the time of exercise in the employ of the Company, or a subsidiary, except as provided in Section 8.

     11. REQUIREMENT OF LAW. If any law, regulation of the Securities and Exchange Commission, or any regulation of any other commission or agency having jurisdiction shall require the Company or the Employee to take any action with respect to the shares of Common Stock acquired by the exercise of the Option, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the shares of Common Stock shall be postponed until full compliance has been made with all such requirements or law or regulations. Further, at or before the time of the delivery of the shares with respect to which exercise of the Option has been made, the Employee shall, if requested by the Company, deliver to the Company his/her written statement that he/she intends to hold the shares so acquired by him on exercise of the Option for investment and not with a view to resale or other distribution thereof to the public. Further, in the event the Company shall determine that, in compliance with the Securities Act of 1933, as amended, or other applicable statute or regulation, it is necessary to register any of the shares of Common Stock with respect to which an exercise of the Option has been made, or to qualify any such shares for exemption from any of the requirements of the Securities Act of 1933, as amended, or other applicable statute or regulations, then the Company shall take such action at its own expense, but not until such action has been completed shall the Option shares be delivered to the Employee.

     12. NO EFFECT ON EMPLOYMENT. Nothing herein shall be construed to grant Employee the right to continued employment with the Company, to limit or restrict the right of the Company or any of its subsidiaries to terminate an Employee's employment at any time, with or without cause, or to increase or decrease the compensation of the Employee from the rate in existence at the date hereof.

     13. INCENTIVE STOCK OPTION. Portions of the Option granted hereunder may have been designated as an "Incentive Stock Option" pursuant to Section 422 of the Code (as defined in the Plan); provided, however, that to the extent that the Option fails for any reason to comply with the provisions of Section 422, it shall be treated as a Non-Qualified Stock Option (as defined in the Plan). The Company shall have no liability whatsoever to Employee in the event the Option fails for any reason to satisfy the requirements for Incentive Stock Options set forth in Section 422.

     14. GOVERNING LAW. This Agreement and all awards made and actions taken hereunder shall be governed by and construed in accordance with the Delaware General Corporation Law, to the extent applicable, and in accordance with the laws of the State of Georgia in all other respects.

     IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by an authorized officer, and the Employee has hereunto set his/her hand and seal, all as of the day and year first above written.



                                        ROLLINS, INC.


                                        By:/s/ Harry J. Cynkus
                                        ----------------------------
                                        Its:  Chief Financial Officer



                                        /s/Gary W. Rollins
                                        ----------------------------
                                        Employee